Exhibit 99.1

News—For Immediate Release

Media Contact:	Investor Contact:
Ron Bergamesca	Catherine Graham
SVP, Marketing	EVP & Chief Financial Officer
703.394.4917	703.394.5155
rbergamesca@orcc.com	cgraham@orcc.com

ONLINE RESOURCES POSTS SECOND QUARTER 2004 RESULTS

Earnings Expand Sharply, Surpassing Expectations

MCLEAN, Va., July 21, 2004 — Online Resources Corporation (Nasdaq: ORCC), a leading outsourcer of Internet banking and payment services, today reported financial and operating results for the three months ending June 30, 2004.

•	Revenue for the second quarter of 2004 was $10.1 million, an increase of 20 percent over second quarter 2003 revenue of $8.4 million.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2004 increased to $2.1 million, an increase of 102 percent compared to $1.1 million in second quarter 2003.

•	Net income for the second quarter 2004 was $1.2 million, or $0.06 per share, compared to a loss of $148,000, or $(0.01) per share, in the prior year.

“Higher than expected earnings for the quarter were achieved by efficiencies in the fast growing payments side of our business,” stated Matthew P. Lawlor, chairman and chief executive of the Company. “We continue to be encouraged by the strength of consumer adoption and expansion of our financial institution client base.”

Compared to the first quarter of 2004, users expanded from 926,000 to 972,000, consumer adoption of Internet banking services increased from 18.5 percent to 19.3 percent, and payment services adoption increased from 5.7 percent to 6.2 percent. The Company expanded its distribution channel to 687 financial institutions with the addition of 17 net new clients.

Lawlor added, “We are operating in a zone of high earnings leverage, and expect continuing expansion of our net operating margin over the next several years. I am also pleased with progress on our strategic initiatives, particularly in laying the groundwork to extend our patented real-time payments capabilities for e-commerce applications.”

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2004 Business Outlook

The following statements are forward-looking and actual results may differ materially. The Company issued third quarter 2004 guidance for the first time. Based on changing cost and product mix expectations, the Company also adjusted full year 2004 guidance by increasing its midpoint earnings guidance by two cents per share and reducing its midpoint revenue guidance to the low end of its original 2004 guidance.

Third Quarter 2004

•	Revenue is expected to be between $10.8 million and $11.3 million.

•	Gross profit margin is expected to be between 60 percent and 62 percent.

•	EBITDA is expected to be between $2.3 million and $2.8 million.

•	Net income is expected to be between $0.07 and $0.09 per share based on a projected 20.2 million in fully diluted shares outstanding.

Full Year 2004

•	Revenue is expected to be between $41.5 million and $42.5 million.

•	Gross profit margin is expected to be between 59 and 61 percent.

•	EBITDA is expected to be between $8.0 million and $8.8 million.

•	Net income is expected to be between $0.20 to $0.24 per share based on a projected 20.2 million in fully diluted shares.

The Company’s management will host a conference call to discuss its second quarter results today at 4:15 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on July 21st until midnight on Wednesday, July 28th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 8397962. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources

Online Resources (Nasdaq: orcc, Website: www.orcc.com) is an outsourcer of proprietary Internet banking, payment and marketing services to over 675 financial institutions nationwide. The Company’s services, branded to its banking and credit union clients, power over 100 million transactions and $10 billion in consumer bill payments annually. Founded in 1989, Online Resources has been widely recognized as one of the nation’s fastest growing technology companies.

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This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data

									% Change
	3Q02	4Q02	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	2Q04 vs. 2Q03	2Q04 vs. 1Q04
			(see Note 1)			(see Note 2)
FINANCIAL DATA
Revenue ($M)	$8.2	$8.5	$11.0	$8.4	$9.3	$9.7	$9.8	$10.1	20%	3%
Gross Profit ($M)	$4.6	$5.0	$7.2	$4.7	$5.2	$5.8	$5.5	$6.1	32%	12%
Gross Profit Margin	57%	59%	65%	55%	57%	60%	56%	61%	10%	8%
EBITDA ($M)	$1.1	$1.5	$3.2	$1.1	$1.4	$1.7	$1.4	$2.1	102%	56%
Income/(Loss) from Operations ($M)	$0.4	$0.7	$2.4	$0.3	$0.6	$0.7	$0.4	$1.2	271%	193%
USAGE
Unique Users (#K)	575	623	661	726	797	841	926	972	34%	5%
Using Banking Services (#K)	374	403	420	390	418	416	450	439	13%	-2%
Using Payment Services (#K)	300	327	349	437	488	528	592	651	49%	10%
Adoption Rates
Banking % (see Note 3)	10.4%	11.2%	11.2%	13.5%	14.1%	16.8%	18.5%	19.3%	43%	4%
Payment % (see Note 4)	3.8%	4.2%	4.3%	4.4%	4.8%	5.1%	5.7%	6.2%	41%	9%
Transactions
Banking Transactions (#M)	16.1	18.1	20.0	18.9	20.8	21.0	23.9	23.4	24%	-2%
Payment Transactions (#M)	4.3	4.6	4.9	5.4	7.0	7.5	8.4	9.0	67%	7%
DISTRIBUTION CHANNEL
Total Client Base (see Note 5)
Unique Financial Institution Relationships (#)	484	534	550	558	562	633	670	687	23%	3%
Aggregate Checking Accounts (#M)	8.6	9.9	10.2	10.3	10.5	10.6	10.8	11.0	7%	2%
Aggregate Account Holders (#M)	16.2	18.2	18.8	19.0	19.3	19.5	19.9	20.3	7%	2%
% Of Client Checking Accounts Enabled	91%	79%	79%	96%	97%	97%	96%	95%	-1%	-1%
Potential Product Distribution (enabled Checking Accts)
Banking Enabled (#M)	3.6	3.6	3.8	2.9	3.0	2.5	2.4	2.3	-21%	-4%
Payments Enabled (#M)	7.8	7.8	8.1	9.9	10.2	10.3	10.4	10.5	6%	1%
Full Billpay Services (#M)	5.0	5.0	5.2	4.4	4.5	4.2	4.1	4.2	-5%	2%
Remittance & Other (#M)	2.8	2.8	2.9	5.5	5.7	6.1	6.3	6.4	16%	2%

Notes:

1.	1Q03 includes a one-time fee of $2.2 million, in connection with the early termination of the Company’s contract with Cal Fed, which was acquired and migrated to the Citigroup platform. Cal Fed had approximately 90,000 users.

2.	4Q03 includes a one-time fee of $328,000, in connection with the early termination of the Company’s contract with First Virginia Bank, which was acquired and migrated to the BB&T platform. First Virginia had approximately 27,000 users.

3.	Represents the percentage of users subscribing to our Internet Banking Service, out of the total number of checking accounts enabled for Banking Services.

4.	Represents the percentage of users subscribing to our Payment Services, out of the total number of checking accounts enabled for Payment Services.

5.	The Company updates the number of checking accounts for each client institution at the end of each year, and then restates the prior three quarters.

Online Resources Corporation
Statement of Operations
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2004	2003	2004	2003
Revenues:
Banking Services	$777	$943	$1,562	$2,251
Payment Services	6,791	4,888	13,127	9,463
Consumer Contact Services	1,933	1,977	3,864	4,393
Professional Services and Other	568	609	1,283	3,320

Total Revenues	10,069	8,417	19,836	19,427
Expenses:
Cost of Revenues	3,945	3,760	8,228	7,611

Gross Profit	6,124	4,657	11,608	11,816
General and Administrative	2,276	1,900	4,554	4,212
Selling and Marketing	1,784	1,481	3,651	3,026
System and Development	879	956	1,814	1,846

Total Expenses	4,939	4,337	10,019	9,084

Income from Operations	1,185	320	1,589	2,732
Other Income (Expense)
Interest Income	26	14	52	37
Interest Expense	(1)	(274)	(3)	(586)
Debt Conversion Expense	—	(181)	—	(181)

Total Other Income (Expense)	25	(441)	49	(730)

Income (Loss) Before Income Taxes	1,210	(121)	1,638	2,002
Income Tax Provision	9	27	18	27

Net Income (Loss)	$1,201	$(148)	$1,620	$1,975

Net Income (Loss) Per Share:
Basic	$0.07	$(0.01)	$0.09	$0.14
Diluted	$0.06	$(0.01)	$0.08	$0.13
Shares used in calculation of Net Income (Loss) Per Share:
Basic	18,004	14,109	17,944	13,909
Diluted	20,030	14,109	20,085	14,847
Reconciliation of Net Income to EBITDA (See Note 1):
Net Income (Loss)	$1,201	$(148)	$1,620	$1,975
Depreciation	961	742	1,930	1,495
Other Expense (Income)	(25)	441	(49)	730
Taxes	9	27	18	27

EBITDA (See Note 1)	$2,146	$1,062	$3,519	$4,227

Notes:

1.	EBITDA represents earnings before interest, taxes, depreciation and amortization, and gains or losses from extraordinary items.

Online Resources Corporation
Condensed Balance Sheets
(In thousands)
(Unaudited)

	JUNE 30,	DECEMBER 31,
	2004	2003
ASSETS
Current Assets:
Cash, Cash Equivalents and Short-term Investments	$15,322	$13,634
Accounts Receivable, Net	4,322	3,935
Deferred Implementation Costs	436	494
Prepaid Expenses and Other Current Assets	1,130	911

Total Current Assets	21,210	18,974
Property and Equipment, Net	7,802	7,344
Deferred Implementation Costs, Less Current Portion	415	417
Other Assets	89	117

Total Assets	$29,516	$26,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable, Accrued Expenses and Other Current Liabilities	$2,814	$2,834
Deferred Revenues	1,020	586
Current Portion of Capital Lease Obligation	27	97

Total Current Liabilities	3,861	3,517
Capital Lease Obligation, Less Current Maturities	—	11
Deferred Revenues, Less Current Portion	269	302
Other Long Term Liabilities	65	51

Total Liabilities	4,195	3,881
Stockholders’ Equity	25,321	22,971

Total Liabilities and Stockholders’ Equity	$29,516	$26,852